UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company received a Nasdaq Staff Deficiency Letter on January 25, 2008, indicating the Company fails to comply with the market value of listed securities requirement for continued listing set forth in Marketplace Rule 4450(b)(1)(A) and also fails to comply with the alternative requirement based on total assets and total revenues set forth in Marketplace Rule 4450(b)(1)(B).    The Company is provided 30 calendar days, or until February 25, 2008, to regain compliance.

During this 30 day period the Company’s shares will continue to trade on The Nasdaq Stock Market. The Nasdaq Stock Market has indicated that if at any time before February 25, 2008, the market value of listed securities of the Company’s common stock is $50,000,000 or more for a minimum of 10 consecutive business days, the Staff will determine if the Company complies with the rule.

On January 30, 2008, the Company’s market value of listed securities exceeded $50,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: January 31, 2008

By:/s/ Karen L. Gallagher
Karen L. Gallagher
Senior Vice President, Principal Financial Officer

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